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                          THERAPEUTIC DISCOVERY CORPORATION
                     AMENDED AND RESTATED 1993 STOCK OPTION PLAN


     1. PURPOSE. The purpose of this Therapeutic Discovery Corporation Amended and Restated 1993 Stock Option Plan (the "Plan") is to attract, retain and motivate directors, officers, employees (including employees who are also directors), and consultants of Therapeutic Discovery Corporation (the "Company") and its subsidiaries by giving them the opportunity to acquire stock ownership in the Company. Grants under this Plan will consist of nonstatutory stock options ("options").


     2. EFFECTIVE DATE AND TERM OF PLAN. The effective date of this Plan is March 30, 1993, the date of its approval by the Company's then sole stockholder. This Plan shall terminate automatically on the earlier of (i) ten (10) years after its effective date or (ii) the date on which ALZA Corporation, a Delaware corporation ("ALZA"), exercises the Purchase Option (as described in Section 11), unless terminated earlier by the Board of Directors (the "Board") under Section 13 hereof (the "Termination Date"). No option grant shall be made after the Termination Date, but all grants made prior to the Termination Date shall remain in effect in accordance with their terms.

     3.   SHARES SUBJECT TO THE PLAN.

          (a)  Number and Source of Shares.  Subject to the provisions of
Section 9, the total number of shares of Class A Common Stock of the Company (the "Stock") reserved for grants under this Plan is 500,000 shares of Stock. If any option terminates or expires without being exercised in full, the shares issuable under

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such option shall become available again for grant under this Plan.  The shares to be issued hereunder may consist of authorized and unissued shares or treasury shares.

     (b) INDIVIDUAL LIMITATION. The Company may not grant options covering in the aggregate more than 100,000 shares of Stock (subject to adjustments and substitutions under Section 9) to any one participant in the Plan in any one-year period, except that, at the time of an offer of employment as Chief Executive Officer of the Company, the Company may grant options covering in the aggregate up to 200,000 shares of Stock (subject to adjustments and substitutions under Section 9).

     4. ADMINISTRATION OF THE PLAN. This Plan shall be administered by the Board or by a committee that meets the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 as in effect from time to time (in either case, the "Administrator"). The Administrator may delegate nondiscretionary administrative duties to such employees or agents of the Company or a subsidiary as it deems proper. The Administrator may also make rules and regulations which it deems useful to administer this Plan. Any decision or action of the Administrator in connection with this Plan or any options granted or shares of Stock purchased under this Plan shall be final and binding. No member of the Board shall be liable for any decision, action or omission respecting this Plan, or any options granted or shares issued under this Plan.

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     5.   ELIGIBILITY.

          (a) Options may be granted to directors, officers, employees (including employees who are also directors), consultants and potential employees (in contemplation of and subject to employment) of the Company or any subsidiary of the Company; provided, however, that grants to directors who are not also employees of the Company or the Chief Executive Officer of the Company may be made only in accordance with Section 5(b) below. Participants in this Plan shall be approved by the Administrator. Determination by the Administrator as to eligibility shall be conclusive.

          (b) Notwithstanding any other provision of this Plan, directors who are not also employees of the Company or the Chief Executive Officer of the Company (each an "Eligible Director") may receive grants under this Plan only in accordance with this Section 5(b). Automatically and in connection with the offer of directorship to an Eligible Director, and subject to that person becoming a director of the Company within the time period set forth in the offer, the Eligible Director shall be granted an option to purchase 40,000 shares of Stock; provided, however, that the grant to the Chairman of the Board shall be 60,000 shares. The exercise price for options granted on or prior to December 31, 1994 shall be $1.00; thereafter, the exercise price shall be eighty-five percent (85%) of the fair market value of the Stock on the date of grant. Such options shall vest as follows: (i) for an Eligible Director who first attends a meeting of the Board following his or her

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election as a director (as to each Eligible Director, a "Service Date") which meeting is held on or before June 11, 1995, the option shall vest in four equal annual increments of 10,000 shares (15,000 shares for the Chairman of the Board) for each increment, beginning on June 11, 1996; and (ii) for an Eligible Director who first attends a meeting of the Board following his or her Service Date which meeting is held after June 11, 1995, the option shall vest in four equal annual increments of 10,000 shares (15,000 shares for the Chairman of the Board) for each increment, beginning on the first anniversary of his or her Service Date. All options granted pursuant to this Section 5(b) shall be exercisable until the date that is ten years after the date of grant. The Service Date for a director who is not an Eligible Director but who later becomes an Eligible Director shall, for purposes of this Section 5(b), be deemed to be the date on which such director first attends a meeting of the Board following the date on which he or she first becomes an Eligible Director.

     6.   OPTIONS.

          (a) GRANT. The Administrator may, in its discretion, grant options under this Plan at any time and from time to time before the Termination Date of this Plan. The Administrator shall specify the date of grant or, if it fails to, the date of grant shall be the date of the action taken by the Administrator to grant the option (in either case, the "Grant Date").

          (b) OPTION AGREEMENTS. As soon as practicable after the Grant Date, the Company will provide the optionee a written stock

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option agreement (the "Option Agreement").  The Option Agreement shall identify the Grant Date, the number of shares of Stock covered by the option, the option price and the terms and conditions for exercise of the option.

     (c) TERMS AND CONDITIONS OF OPTIONS. Options granted under this Plan shall be subject to the following additional terms and conditions and such other terms and conditions not inconsistent with this Plan as the Administrator may impose:

               (i) EXERCISE OF OPTION. In order to exercise all or any portion of an option which, by its terms, so requires, an optionee must remain an employee or a director of, or a consultant to, the Company or a subsidiary of the Company until the date on which the option (or portion thereof) becomes exercisable (the "Vesting Date"). An option shall be partially exercisable on or after each Vesting Date with respect to the percentage of total shares of Stock covered by the option set out in the Option Agreement. If an option (or portion thereof) is not exercised on the earliest Vesting Date on which it becomes exercisable, it may be exercised thereafter at any time prior to its expiration date. Except as otherwise provided in this Plan or in the Option Agreement evidencing the option, options granted under this Plan shall be exercisable until ten years after the Grant Date.

               (ii) OPTION PRICE. The option price shall be determined in good faith by the Administrator; provided, however, that for options granted prior to December 31, 1994, the exercise price shall be $1.00; and provided, further, that after December

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31, 1994, in no event shall the exercise price be less than 85% of the fair market value of the Stock on the Grant Date.

          (iii) METHOD OF EXERCISE. To the extent the right to purchase shares has accrued, an option (or portion thereof) may be exercised from time to time in accordance with its terms by written notice from the optionee to the Company stating the number of shares with respect to which the option is being exercised and accompanied by payment in full of the exercise price of the shares. Payment may be made in cash, by check, or by delivery of shares of Stock (duly endorsed in favor of the Company or accompanied by a duly endorsed stock power), by a combination of the above, or any other form of consideration approved by the Administrator (including payment in accordance with a cashless exercise program as permitted under Regulation T promulgated by the Federal Reserve Board, as amended from time to time). Any shares delivered to the Company as payment upon exercise of an option shall be valued at their fair market value as of the date of exercise of the option determined in good faith by the Administrator.
Options may not be exercised by any optionee by the delivery of shares of Stock more frequently than once every six (6) months.

          (iv) RESTRICTIONS ON OPTION SHARES. At the time it grants options under this Plan, the Company may retain for itself (or others) rights to purchase the shares acquired under the option or impose other restrictions on the shares. The terms and conditions of any such rights or other restrictions shall be set forth in the Option Agreement evidencing the option.

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               (v) NONASSIGNABILITY OF OPTION RIGHTS.  No option shall be transferable other than by will or by the laws of descent and distribution or a qualified domestic relations order and, otherwise during the lifetime of an optionee, only the optionee may exercise an option.

               (vi) EXERCISE AFTER TERMINATION OF SERVICE OR DEATH. If for any reason other than permanent and total disability or death, an optionee ceases to be employed by, or a consultant or director to (if such relationship forms the sole basis for the grant), the Company or a subsidiary, options held at the date of such termination (to the extent then exercisable) may be exercised at any time within three (3) months after the date of such termination (but in no event after the expiration date of the option as set forth in the Option Agreement). If an optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code") or dies while employed by, or a consultant or director to, the Company or a subsidiary, (or, if the optionee dies within the period that the option remains exercisable after termination of service, consultancy or directorship), options then held (to the extent then exercisable) may be exercised by the optionee, the optionee's personal representative, or by the person to whom the option is transferred by will or the laws of descent and distribution, at any time within one year after the disability or death or any lesser period specified in the Option Agreement (but

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in no event after the expiration date of the option as set forth in the Option
Agreement).

     7.   TAXES.

          (a) Regardless of the form of payment for exercise of an option, the exercise of an option shall be conditioned upon payment in cash, or provision satisfactory to the Administrator for payment to the Company, of any federal and state withholding taxes which, in the Administrator's judgment, are payable in connection therewith.

          (b) If and to the extent consented to by the Administrator in its sole discretion at any time after an election pursuant to this Section 7(b) is made, an optionee may elect in writing to have Stock to be obtained upon exercise of an option withheld by the Company on behalf of the optionee to pay the amount of tax required by law (as determined by the Company) to be withheld. Any such election by an optionee subject (in the view of the Company) to the "short swing" profit rules of the Securities and Exchange Commission shall be subject to the following limitations: (i) such election must be made at least six (6) months before the date that the amount of tax to be withheld in connection with such exercise is determined (the "Tax Date") and shall be irrevocable; or (ii) such election (A) must be made in (or made earlier to take effect in) any ten-day period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of earnings and (B) the option must be held at least six (6) months prior to

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the Tax Date.  Any shares or other securities so withheld will be valued by the
Company as of the Tax Date. The right to so withhold shares shall relate separately to each option or any increment thereof.

          (c) If and to the extent consented to by the Administrator in the manner described in the foregoing Section 7(b), an optionee may elect at any time to deliver previously-owned shares of Stock to satisfy the tax obligations in connection with such options.

     8. COMPLIANCE WITH SECURITIES LAWS. The Company shall not be obligated to issue any shares hereunder unless the shares are at that time effectively registered or exempt from registration under federal securities laws and the offer and sale of the shares are otherwise in compliance with all applicable securities laws. The Company shall have no obligation to register the shares under federal securities laws or to take whatever other steps may be necessary to enable the shares to be offered and sold under federal or other securities laws. Upon exercise of all or any portion of an option, an optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the subject shares or subsequent transfers of any interest in the shares to comply with applicable securities laws. Stock certificates evidencing such shares shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the optionee's option agreement.

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     9.   ADJUSTMENT FOR CHANGES IN CAPITALIZATION.  The existence of outstanding options shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations, or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock, the dissolution or liquidation of the Company's, or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise. Subject to Section 10, if the number of outstanding shares of Stock is increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, combination of shares, stock dividend, or other event, the number and kind of securities with respect to which options may be granted under this Plan, the individual limitations under Section 3(b) hereof, the number and kind of securities as to which outstanding options may be exercised, and the option price at which outstanding options may be exercised hereunder shall be proportionately adjusted.

     10. DISSOLUTION, LIQUIDATION, MERGER. In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but in which more than fifty percent (50%) of the shares of its Stock outstanding before the merger are held, after

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the merger, by holders different from those immediately prior to the merger, or a sale of more than eighty percent (80%) of the assets of the Company, the time at which each outstanding option may be exercised shall be accelerated to a time such that the optionee (upon exercise of the option) would be eligible to receive the consideration payable to holders of Stock in connection with such liquidation, dissolution, merger, consolidation, reverse merger or sale. Notwithstanding any provision of the Option Agreement to the contrary, each outstanding option shall expire on the fifth business day immediately preceding the effective date of such liquidation, dissolution, merger, consolidation, reverse merger or sale.

     11.  PURCHASE OPTION.

          All Stock issuable pursuant to the Plan is and will be subject to an option (the "Purchase Option") of ALZA as described in the Restated Certificate of Incorporation of the Company to purchase such Stock at a purchase price determined in accordance with Article Fifth thereof. Copies of the Restated Certificate of Incorporation are available at the principal place of business of the Company at 950 Page Mill Road, Palo Alto, CA, 94304 and will be furnished to any optionee on request and without cost. In the event that ALZA exercises the Purchase Option, the time at which each outstanding option may be exercised shall be accelerated to a time such that the optionee (upon exercise of the option) would be eligible to receive the consideration payable by ALZA to holders of Stock if and to the extent such option is exercised in a timely

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manner.  Notwithstanding any provision of the Option Agreement to the contrary, each outstanding option shall expire on the fifth business day immediately preceding the closing of the exercise of the Purchase Option.

     12. RIGHTS AS STOCKHOLDER. An optionee shall have no rights as a stockholder with respect to any shares covered by an option until the date of exercise in accordance with the provisions of this Plan and the applicable Option Agreement. Subject to Sections 9, 10 and 11, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of exercise.

     13. TERMINATION OR AMENDMENT. The Board may at any time terminate or amend this Plan except that no amendment or termination of this Plan shall
(i) adversely affect any rights of an optionee under the terms of an option granted before the date of such termination or amendment, (ii) increase the number of shares of Stock which may be covered by options under this Plan, except under Section 9 above or with the approval of the stockholders of the Company, or (iii) extend the Termination Date of this Plan. In addition, the Board may not otherwise amend or alter the Plan to increase materially the benefits accruing to optionees under the Plan or to modify materially the requirements as to eligibility for participation in the Plan without the approval of the stockholders of the Company if the Board deems such stockholder approval appropriate to comply with Section 16b-3 under the Securities Exchange Act of 1934 as in effect from time to time. Notwithstanding the foregoing, except as may be necessary to

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conform with changes in the Code, the Employee Retirement Income Security Act,
or the rules thereunder, the Plan shall not be amended more than once every six months if any such amendment would have the effect of amending in any way the provisions set forth in Section 5(b) of the Plan relating to automatic option grants to Eligible Directors.

     14. PARENT AND SUBSIDIARY. As used in this Plan, "parent" and "subsidiary" mean any corporation in an unbroken chain of corporations which includes the Company if, at the relevant time, each of the corporations other than the last corporation in the chain owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock of one of the other corporations in the chain.

     15. GOVERNING LAW. This Plan and the rights of all persons under this Plan shall be construed in accordance with and under applicable provisions of the Code and the laws of the State of California.

                                   * * * * *

     The Board and the Company's then sole stockholder adopted the Plan on March 30, 1993. The Board amended and restated the Plan (subject to stockholder approval) on March 3, 1995 and the stockholders approved the amendments to and restatement of the Plan on May 11, 1995.

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